Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FIRST QUARTER 2012 FINANCIAL RESULTS

•                  Non-GAAP total revenue of $64.9 million increases 22% year-over-year

•                  Non-GAAP operating income of $15.3 million increases 27% year-over-year and represents 24% non-GAAP operating margin

•                  Non-GAAP EPS of $0.26 increases 30% year-over-year

BRIDGEWATER, NJ — May 7, 2012 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the world’s leading provider of transaction management, cloud enablement and connectivity services for connected devices, today announced financial results for the first quarter of 2012.

“We are pleased with the company’s performance during the first quarter, which contributed to revenue coming in at the high end of our guidance, continued non-GAAP gross margin expansion and profitability exceeding our expectations,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss.

Waldis added, “The success of our cloud-based mobility services strategy is evidenced by our expanded relationship with Verizon Wireless.  We believe our multi-year agreement provides a solid opportunity for us to deploy the first ever comprehensive carrier based subscriber cloud platform designed to manage millions of devices for a unique and personalized experience. With both Verizion and Vodafone subscribers as anchor clients, we feel we are well positioned to drive our expanded roadmap over the coming years.”

For the first quarter of 2012, on a GAAP basis, Synchronoss reported net revenues of $64.6 million, representing an increase of 22% compared to the first quarter of 2011.  Gross profit was $35.9 million and income from operations was $8.3 million in the first quarter of 2012.  Net income applicable to common stock was $5.5 million, leading to diluted earnings per share of $0.14, compared to $0.04 for the first quarter of 2011.

On a non-GAAP basis, Synchronoss reported net revenues, which adds back the purchase accounting adjustment related to revenues for certain acquisitions, of $64.9 million, an increase of 22% compared to the first quarter of 2011.  Gross profit for the first quarter of 2012 was $37.5 million, representing a gross margin of 58%.  Income from operations was $15.3 million in the first quarter of 2012, representing a year-over-year increase of 27% and an operating margin of 24%.  Net income was $10.1 million in the first quarter of 2012, leading to diluted earnings per share of $0.26, an increase of 30% compared to $0.20 for the first quarter of 2011.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Lawrence R. Irving, Chief Financial Officer and Treasurer, said “Synchronoss’ non-GAAP gross margin expanded by over 150 basis points on a year-over-year basis and over 100 basis points on a sequential basis.  The primary driver to our gross margin expansion continues to be carriers’ growing adoption and scaling of cloud-based services associated with our highly differentiated ConvergenceNow® Plus+ platform.”

Other First Quarter and Recent Business Highlights:

•                  Today announced the expansion of its enhanced ConvergenceNow® Plus+ cloud enablement and synchronization platform for Tier One Operators. This enhanced and scalable cloud enablement platform will enable Tier One Operators to deliver a comprehensive and personalized cloud experience to their subscribers across all connected devices.

•                  Business outside of the AT&T relationship accounted for approximately $32.3 million of non-GAAP revenue, representing approximately 50% of total revenue.  Verizon Wireless remained the largest contributor to Synchronoss’ business outside of AT&T, representing over 10% of Synchronoss’ revenue for the quarter.  Business related to AT&T accounted for approximately $32.6 million of non-GAAP revenue, representing the other 50% of total revenue.

•                  Announced the relocation and expansion of its Bridgewater, New Jersey corporate headquarters into an 80,000 SF facility in Bridgewater Crossing.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Monday, May 7, 2012, at 4:30 p.m. (ET) to discuss the company’s financial results.  To access this call, dial 800-638-4817 (domestic) or 617-614-3943 (international). The pass code for the call is 41338960.  Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international).  The replay pass code is 40682709.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the world’s leading provider of transaction management,

cloud enablement and connectivity services for connected devices. The company’s technology platforms ensure a simple and seamless on-demand channel for service providers and their customers. For more information visit us at:

Web: www.synchronoss.com

Blog: http://blog.synchronoss.com

Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2011 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss, ConvergenceNow, InterconnectNow, ConvergenceNow Plus+ and SmartMobility are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	March 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$75,098	$69,430
Marketable securities	55,389	51,504
Accounts receivable, net of allowance for doubtful accounts of $357 and $356 at March 31, 2012 and December 31, 2011, respectively	58,701	57,387
Prepaid expenses and other assets	13,268	16,061
Deferred tax assets	3,874	3,938
Total current assets	206,330	198,320
Marketable securities	26,842	31,642
Property and equipment, net	36,561	34,969
Goodwill	55,007	54,617
Intangible assets, net	62,382	63,969
Deferred tax assets	10,429	12,606
Other assets	2,347	2,495
Total assets	$399,898	$398,618

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,290	$7,712
Accrued expenses	17,225	24,153
Deferred revenues	8,420	8,834
Contingent consideration obligation	2,000	4,735
Total current liabilities	32,935	45,434
Lease financing obligation - long term	9,248	9,241
Contingent consideration obligation - long-term	7,285	8,432
Other liabilities	1,072	948
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 41,642 and 41,063 shares issued; 38,973 and 38,394 outstanding at March 31, 2012 and December 31, 2011, respectively	4	4
Treasury stock, at cost (2,669 shares at March 31, 2012 and December 31, 2011, respectively)	(43,712)	(43,712)
Additional paid-in capital	316,630	307,586
Accumulated other comprehensive loss	(431)	(699)
Retained earnings	76,867	71,384
Total stockholders’ equity	349,358	334,563
Total liabilities and stockholders’ equity	$399,898	$398,618

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Net revenues	$64,560	$52,878
Costs and expenses:
Cost of services (2)(3)(4)*	28,621	24,611
Research and development (2)(3)(4)	12,876	10,103
Selling, general and administrative (2)(3)(4)	10,390	10,147
Net change in contingent consideration obligation	(780)	2,916
Depreciation and amortization	5,171	3,358
Total costs and expenses	56,278	51,135
Income from operations	8,282	1,743
Interest income	398	119
Interest expense	(239)	(237)
Other income (expense) (5)	14	(9)
Income before income tax expense	8,455	1,616
Income tax expense	(2,972)	(1,477)
Net income	$5,483	$139

Net income per common share:
Basic (1)	$0.14	$0.04
Diluted (1)	$0.14	$0.04

Weighted-average common shares outstanding:
Basic	38,099	36,857
Diluted	39,258	38,431

* Cost of services excludes depreciation which is shown separately.

(1) Adjustment to net income for equity mark-to-market on contingent consideration obligation:
Net income	$5,483	$139
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	—	1,342
Net income applicable to shares of common stock for earnings per share	$5,483	$1,481

(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,245	$1,132
Research and development	1,428	832
Selling, general and administrative	2,538	2,596
Total fair value stock-based compensation expense	$5,211	$4,560

(3) Amounts include acquisition and restructuring costs as follows:
Research and development	$1	$106
Selling, general and administrative	265	188
Total acquisition and restructuring costs	$266	$294

(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$—	$124
Research and development	214	466
Selling, general and administrative	252	735
Total fair value earn-out cash and stock compensation expense	$466	$1,325

(5) Amounts include Fx change of the contingent consideration obligation as follows:
Other income (expense)	$233	$—

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$64,560	$52,878
Add: Deferred Revenue Write-Down	346	533
Non-GAAP Revenue	$64,906	$53,411

GAAP Revenue	$64,560	$52,878
Less: Cost of Services	28,621	24,611
GAAP Gross Margin	35,939	28,267
Add: Deferred revenue write-down	346	533
Add: Fair value stock-based compensation	1,245	1,132
Add: Deferred compensation expense - earn-out	—	124
Non-GAAP Gross Margin	$37,530	$30,056
Non-GAAP Gross Margin %	58%	56%

GAAP income from operations	$8,282	$1,743
Add: Deferred revenue write-down	346	533
Add: Fair value stock-based compensation	5,211	4,560
Add: Acquisition and restructuring costs	266	294
Add: Net change in contingent consideration obligation	(780)	2,916
Add: Deferred compensation expense - earn-out	466	1,325
Add: Amortization expense	1,475	660
Non-GAAP income from operations	$15,266	$12,031

GAAP net income attributable to common stockholders	$5,483	$139
Add: Deferred revenue write-down, net of tax	223	399
Add: Fair value stock-based compensation, net of tax	3,351	3,416
Add: Acquisition and restructuring costs, net of taxes	171	220
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	(352)	2,184
Add: Deferred compensation expense - earn-out, net of tax	300	993
Add: Amortization expense, net of tax	949	494
Non-GAAP net income	$10,125	$7,845

Diluted non-GAAP net income per share	$0.26	$0.20

Weighted shares outstanding - Diluted	39,258	38,431

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011

Operating activities:
Net income	$5,483	$139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	5,171	3,358
Amortization of bond premium	332	20
Deferred income taxes	1,995	(441)
Non-cash interest on leased facility	230	229
Stock-based compensation	5,211	5,473
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(1,314)	(7,512)
Prepaid expenses and other current assets	2,361	2,164
Other assets	(131)	(57)
Accounts payable	(2,422)	868
Accrued expenses	(6,928)	(4,410)
Contingent consideration obligation	(3,307)	3,328
Excess tax benefit from the exercise of stock options	(269)	(4,004)
Other liabilities	124	(12)
Deferred revenues	89	7,541
Net cash provided by operating activities	6,625	6,684

Investing activities:
Purchases of fixed assets	(4,873)	(3,221)
Purchases of marketable securities available-for-sale	(2,729)	(7,376)
Maturity of marketable securities available-for-sale	3,482	288
Business acquired, net of cash	(14)	(2,900)
Net cash used in investing activities	(4,134)	(13,209)

Financing activities:
Proceeds from the exercise of stock options	3,564	6,806
Payments on contingent consideration	(575)	—
Excess tax benefit from the exercise of stock options	269	4,004
Payments on capital obligations	(224)	(263)
Net cash provided by financing activities	3,034	10,547
Effect of exchange rate changes on cash	143	186
Net increase in cash and cash equivalents	5,668	4,208
Cash and cash equivalents at beginning of year	69,430	180,367
Cash and cash equivalents at end of period	$75,098	$184,575